SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2006

FLAG FINANCIAL CORPORATION

(Exact name of Registrant as Specified in Charter)

Georgia	000-24532	58-2094179
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3475 Piedmont Road, N.E., Suite 550

(Address of Principal Executive Offices)

(404) 760-7700

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 9, 2006, Flag Financial Corporation (“Flag”) and RBC Centura Banks, Inc. (“RBC”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which RBC will acquire Flag (the “Merger”). Under the terms of the Merger Agreement, upon the closing of the transaction, each outstanding share of Flag common stock will be converted into cash in the amount of $25.50 per share.

The Merger has been approved by the boards of directors of both Flag and RBC and is subject to the approval of the shareholders of Flag. In addition to shareholder approval, the Merger is subject to customary regulatory approvals in the United States and in Canada including approval by the Board of Governors of the Federal Reserve System. The Merger Agreement also includes customary representations, warranties, covenants and other closing conditions of both parties. Flag and RBC expect the Merger to close by the end of 2006.

In conjunction with the Merger, RBC entered into an Employment Agreement dated August 9, 2006 with each of Kim Michael Childers, James Allan LaHaise and J. Thomas Wiley (each, a “New Employment Agreement” and collectively, the “New Employment Agreements”). The New Employment Agreements become effective as of the closing date of the Merger and are attached hereto as Exhibits 10.1, 10.2 and 10.3.

In addition, on August 9, 2006, RBC entered into a Consulting and Non-Competition Agreement with Joseph W. Evans, Flag’s Chief Executive Officer. Mr. Evans’ Consulting and Non-Competition Agreement will become effective as of the closing date of the Merger and is attached hereto as Exhibit 10.4.

Item 1.02 Termination of a Material Definitive Agreement

On August 9, 2006, RBC entered into a Consulting and Non-Competition Agreement with each of Stephen W. Doughty and J. Daniel Speight (each, a “Consulting Agreement” and, collectively, the “Consulting Agreements”). Under the terms of the Consulting Agreement with Mr. Doughty, the Employment Agreement between Mr. Doughty and Flag dated January 13, 2003 and the Change in Control Agreement between Mr. Doughty and Flag dated January 13, 2003 are terminated. Under the terms of the Consulting Agreement with Mr. Speight, the Amended and Restated Employment Agreement between Mr. Speight and Flag dated February 21, 2002 is terminated. The Consulting Agreements become effective as of the closing date of the Merger. In the event that the Merger is not consummated, Mr. Doughty’s Employment Agreement and Change in Control Agreement and Mr. Speight’s Amended and Restated Employment Agreement will again become effective.

As discussed above, Mr. Evans also entered into a Consulting and Non-Competition Agreement with RBC on August 9, 2006, but he did not have an existing employment or change of control agreement with Flag.

The Consulting Agreements are attached hereto as Exhibits 10.5 and 10.6.

Item 9.01 Financial Statements and Exhibits

Exhibit 2.1	-	Agreement and Plan of Merger between Flag and RBC, dated August 9, 2006.

Exhibit 10.1	-	Employment Agreement between Kim Michael Childers and RBC Centura Bank, dated August 9, 2006.

Exhibit 10.2	-	Employment Agreement between James Allan LaHaise and RBC Centura Bank, dated August 9, 2006.

Exhibit 10.3	-	Employment Agreement between J. Thomas Wiley and RBC Centura Bank, dated August 9, 2006.

Exhibit 10.4	-	Consulting and Non-Competition Agreement between RBC Centura Banks, Inc. and Joseph W. Evans, dated August 9, 2006.

Exhibit 10.5	-	Consulting and Non-Competition Agreement between RBC Centura Banks, Inc. and Stephen W. Doughty, dated August 9, 2006.

Exhibit 10.6	-	Consulting and Non-Competition Agreement between RBC Centura Banks, Inc. and J. Daniel Speight, dated August 9, 2006.

Exhibit 99.1	-	Joint press release dated August 9, 2006 announcing execution of the Agreement.

In connection with the proposed acquisition of Flag Financial Corporation by RBC Centura Banks, Inc., Flag will file with the Securities and Exchange Commission a proxy statement which will be sent to the shareholders of Flag seeking their approval of the proposed transaction.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTION, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT FLAG, RBC AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of these documents through the website maintained by the Securities and Exchange Commission at http://www.sec.gov. Documents filed with the SEC by Flag will be available free of charge by directing a request by telephone or mail to Flag Financial Corporation, 3475 Piedmont Road, NE, Suite 550, Atlanta, Georgia 30305. Flag’s telephone number is (404) 760-7700.

The directors, executive officers, and certain other members of management of Flag may be soliciting proxies in favor of the merger from the companies’ respective shareholders. Information about Flag’s directors, executive officers, and members of management is set forth in the proxy statement for Flag’s 2005 Annual Meeting of Shareholders, which is available at the address provided in the preceding paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FLAG FINANCIAL CORPORATION

DATE: August 15, 2006	By:	/s/ J. Daniel Speight
J. Daniel Speight
Vice Chairman, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number
2.1	Agreement and Plan of Merger between Flag and RBC, dated August 9, 2006.

10.1	Employment Agreement between Kim Michael Childers and RBC Centura Bank, dated August 9, 2006

10.2	Employment Agreement between James Allan LaHaise and RBC Centura Bank, dated August 9, 2006.

10.3	Employment Agreement between Thomas J. Wiley and RBC Centura Bank, dated August 9, 2006

10.4	Consulting and Non-Competition Agreement between RBC Centura Banks, Inc. and Joseph W. Evans, dated August 9, 2006.

10.5	Consulting and Non-Competition Agreement between RBC Centura Banks, Inc. and Stephen W. Doughty, dated August 9, 2006.

10.6	Consulting and Non-Competition Agreement between RBC Centura Banks, Inc. and J. Daniel Speight, dated August 9, 2006.

99.1	Joint press release dated August 9, 2006 announcing execution of the Agreement.